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                                                                  EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into at El Segundo, California effective as of August 29, 2000, by and between Western Pacific Housing Development, L.P., a California limited partnership (the "COMPANY"), and Craig A. Manchester ("EXECUTIVE").

                                    RECITALS

         A. The Company desires to secure the services of Executive as an employee of the Company for the period provided in this Agreement.

         B, Executive is willing to enter into this Agreement for such period on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the provisions hereinafter described, Company and Executive agree as follows:

1.       DUTIES OF EXECUTIVE

         The Company hereby employs Executive as its President and Chief Operating Officer, and Executive shall have such powers and duties as may be reasonably consistent with that title, in addition to such other powers and duties as may be prescribed by the Partners of the Company (the "PARTNERS" or the "PARTNERSHIP") or the organizational and governance documents of the Company from time to time. Executive hereby accepts said employment and agrees to devote his entire working time and attention and best talents and abilities exclusively to the services of the Company m the Partnership may direct during the term hereof; provided, that Executive may engage in and devote time to other non-competitive activities to the extent that such time spent is immaterial and does not interfere with Executive's obligations hereunder.

2.       TERM OF AGREEMENT

         Unless terminated sooner in accordance with the provisions of this Agreement, the Company shall employ Executive and Executive accepts such employment under the conditions set forth herein for a term (the "TERM") beginning on the effective date of this Agreement and ending upon the close of business on March 31, 2003 (the "EXPIRATION DATE"). Notwithstanding the foregoing, if this Agreement is not otherwise terminated in accordance with the provisions herein, at the end of the Fiscal Year (as defined below in PARAGRAPH
3) ending March 31, 2002 the Term shall be extended such that the Expiration Date shall be March 31, 2004, and at the end of each successive Fiscal Year the Term shall again be extended such that the Expiration Date is extended another full year unless, at least ninety (90) days prior to the end of any Fiscal Year, either Executive or the Company gives the other party written notice of its intent to terminate the Agreement at the end of the then-applicable Tenn. For purposes of this Agreement, any reference to "INITIAL TERM" shall mean the Term of this Agreement ending March 31, 2003, as stated in the first sentence of this PARAGRAPH 2.

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3.       DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings set forth in this PARAGRAPH 3:

         "ANNUAL BASE SALARY" or "BASE SALARY" shall mean the annual base salary rate in effect for Executive from time to time during the Term of this Agreement in accordance with the provisions of PARAGRAPH 4(a) of this Agreement.

         "ANNUAL BONUS" or "BONUS" shall mean a cash payment available annually (or as otherwise provided for in this document) to Executive in addition to Base Salary as determined in accordance with PARAGRAPH 4(b) of this Agreement.

         "CAUSE" shall mean (i) material breach of any term or condition of this Agreement which breach is not cured within 30 days of receipt by Executive of written notice from the Company specifying the breach; (ii) conduct by Executive which is materially injurious to the Company; (iii) Executive's fraud, breach of trust, dishonesty, misappropriation or similar activity; (iv) Executive's material insubordination or violation of a Company rule or policy; (v) Executive's neglect of employment duties, which continues for a period of at least 30 days after receipt by Executive of a written notice from the Company specifying the nature of the neglect; or (vi) Executive's conviction of any felony or of any other crime involving moral turpitude.

         "CHANGE OF CONTROL" shall mean any of the following events (whether in one or a series of related transactions): (i) the Company consolidates with, or merges with or into, another entity or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company's assets to any entity, or any entity consolidates with, or merges with or into, the Company and the Company is not the surviving entity; (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iii) during any consecutive two year period, individuals who at the beginning of such period constituted the members of the Partnership (together with any new Partners whose election by such members of the Partnership or whose nomination for election by such members of the Partnership was approved by a vote of at least two-thirds of the members of the Partnership then still in office who were members of the Partnership at the beginning of such period) cease for any reason to constitute a majority of the Partners then in office; or (iv) any person or group (as such terms are defined in Section 13(d) and 14(d) under the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of more than 30% of the total voting power. Anything to the contrary notwithstanding, a Change of Control shall be deemed not to have occurred if either (A) the new party or entity in control is either Eugene Rosenfeld or Apollo Real Estate Investment Fund, L.P. or any of their affiliated entities, or (B) the Company enters into a Schuler Transaction.


         "COMPENSATION COMMITTEE" means the Compensation Committee of the Company.


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         "CONSTRUCTIVE TERMINATION" shall mean either (i) Executive's
Termination of Service by the Company without Cause in anticipation of or otherwise in connection with a Change of Control or within six (6) months of the effective date of a Change of Control, (ii) Executive's Termination of Service by the Company without Cause during the Initial Term, (iii) Executive's voluntary Termination of Service within thirty (30) days following a Change of Control, or (iv) Executive's voluntary Termination of Service within ninety (90) days following the occurrence of one or more of the following events, except if such event is approved in writing by Executive prior to its occurrence:

                  (i) A failure by the Company to abide by any part of this Agreement that is not remedied within thirty (30) business days after receiving written notification by Executive of such failure;

                  (ii) A material reduction in Executive's title or material change in the scope of his duties or responsibilities; or

                  (iii) Relocation of Executive's primary place of work to an area other than the location of the Company's principal executive office in the California counties of Riverside, San Diego, Orange or Los Angeles.

         "DISABILITY" shall be deemed to have occurred if Executive makes application for or is otherwise eligible for disability benefits under any Company-sponsored long-term disability program covering Executive, and Executive qualifies for such benefits for at least a period of 365 consecutive days. In the absence of a Company-sponsored long-term disability program covering Executive, Executive shall be presumed to be totally and permanently disabled if so determined by the Partnership, and such determination is confirmed by the written opinion of two practicing medical doctors licensed by and in good standing in the State of California (one chosen by the Company and the other by the Executive) each of whom certify that Executive will be permanently unable to perform his normal business duties hereunder as a result of a physical or mental condition,

         "ENTERPRISE" shall mean any joint venture, business pursuant to a joint operating agreement, or other alliance or affiliated business of the Company.

         "FISCAL YEAR" shall mean the twelve-month period beginning April 1, unless the Company, with the approval of any government or regulatory entities from whom approval is necessary, shall establish a different fiscal year; PROVIDED, HOWEVER, that the Company's establishment of a different fiscal year shall not negatively or positively affect the amount of any Annual Bonus or severance payment Executive otherwise would have been entitled to receive hereunder.

         "SCHULER TRANSACTION" shall mean the consummation of any transaction in which the Company consolidates with, or merges with or into Schuler Homes, Inc., a Delaware corporation ("SCHULER"), or sells, assigns, or otherwise transfers all or substantially all of the Company's assets to Schuler, or Schuler consolidates with, or merges with or into, the Company.


                                       3
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         "SERVICE" shall mean Executive's full-time or substantially full-time employment with the Company, or any affiliated organization, including any leave of absence approved by the Partnership.

         "TERMINATION OF SERVICE" shall mean Executive's termination of Service for any reason whatsoever, including death.

4.   EXECUTIVE'S RIGHTS WHILE EMPLOYED BY THE COMPANY

     (a) BASE SALARY. Beginning on the effective date of this Agreement, during the Tenn the minimum Annual Base Salary paid to Executive shall be Three Hundred Fifty Thousand Dollars ($350,000.00). Executive's Base Salary shall be reviewed annually by the Compensation Committee if any, otherwise by the Partnership, and may be otherwise increased but not decreased from time to time based on prevailing market conditions, performance of the Executive and other considerations. In addition, Executive will receive $50,000 compensation as prepayment of his Annual Bonus for the following year. The Base Salary and pre-paid portion of the Annual Bonus shall be paid in equal semi-monthly installments on the Company's normal payroll dates.

     (b) ANNUAL BONUS. Executive shall be entitled to an Annual Bonus based on the profitability of the Company. Executive shall receive as an Annual Bonus 2 1/2% of the annual earnings before taxes of the Company ("COMPANY EBT"); provided, however, that, if a Schuler Transaction occurs, Executive shall receive as an Annual Bonus for his services performed (A) during the Fiscal Year ending March 31, 2001, 2 1/2% of the Company EBT for such Fiscal Year, (B) during the Fiscal Year ending March 31, 2002, the greater of 2 1/2% of the Company EBT for such Fiscal Year or 1 1/4% of the earnings before taxes of the entity ("NEWCO") resulting from the Schuler Transaction ("NEWCO EBT") for such Fiscal Year, and (C) during any Fiscal Year ending after March 31, 2002, 1 1/4% of the Newco EBT for such Fiscal Year. If a Schuler Transaction occurs and Newco subsequently enters into a Capital Transaction (as defined below), or, alternatively, if a Schuler Transaction does not occur and the Company enters into a Capital Transaction, the Annual Bonus may be revised by Newco or the Company, as the case may be, in its sole discretion; PROVIDED, HOWEVER, that (i) the payment terms of any Annual Bonus earned by, but not yet paid to, Executive for any Fiscal Year ending prior to or on the date of the Capital Transaction may not be revised without the Executive's prior written consent, and (ii) the terms determining the amount of any Annual Bonus for any Fiscal Year ending subsequent to the Capital Transaction may not be less favorable to Executive than the terms determining the amount of the Annual Bonus in effect prior to such Capital Transaction (for example, if Newco or the Company, as the case may be, would have had annual earnings before taxes of $20,000,000 if the Capital Transaction had not occurred, Executive would be owed not less than 2 1/2% or 1 1/4%, as the case may be, of $20,000,000). For purposes of this Agreement, "CAPITAL TRANSACTION" means and includes any consolidation, merger or stock/asset acquisition involving the Company or Newco, as the case may be, whether as the surviving or disappearing entity or as the purchaser or seller, or any conversion of debt to equity or equity to debt or any issuance of new equity or any issuance of new debt outside the ordinary course of business of the Company or Newco, as the case may be (e.g., issuance of high yield debt in the capital markets).


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     The Annual Bonus for a given year (less the prepaid portion) will be paid in two equal installments. The first installment will be paid as soon as practicable after the end of the fiscal year in which the Bonus is earned. The second installment will be paid on the last day of the fiscal year following the fiscal year in which the Bonus is earned unless, prior to such date, the Executive effects a voluntary resignation not constituting a Constructive Termination or the Executive is terminated by reason of Cause.

     (c) LONG-TERM INCENTIVES. Executive shall participate in any Long-Term Incentive Plan that may be designed specifically for Executive or provided to other executives of the Company during the Term. (Grants to Executive under such Long-Term Incentive Plan shall be no less favorable to Executive in amount and other key design features, including vesting restrictions, with any other plans provided to any other executive at the Company.)

     (d) FRINGE BENEFITS AND OTHER. The Company shall provide Executive with the following:

         i. BENEFIT PLANS. Such benefits and perquisites, including but not limited to disability income, deferred compensation or any form of savings or retirement plan as may from time to time be provided to other executives of the Company. Such benefits and perquisites shall exclude fees paid for Committee service, which are hereby included in Executive's Base Salary. Benefits and perquisites shall be provided at the same proportional cost to Executive as that paid by other executives of the Company who participate in such programs.

         ii. AUTOMOBILE. An automobile allowance of $1,000 per month and reimbursement for fuel and other automotive expenses purchased by Executive and used in the performance of his duties to the Company.

         iii. VACATION. 15 days of paid vacation benefits each calendar year, accrued on a pro rata basis. Maximum vacation accruals and carry-overs of unused vacation days will be in accordance with the Company policy then in effect.

         iv. D&O INSURANCE. Payment of premiums on professional liability insurance for Executive.

         v. DUES. Payment of dues for such professional societies and associations of which Executive is a member that benefit the Company.

     Nothing in this Agreement shall be construed as limiting or restricting any benefit to Executive under any pension, profit-sharing or similar retirement plan, or under any group life or group health or accident or other plan of the Company, for the benefit of its employees generally or a group of them, now or hereafter in existence.

     It shall be at the Partnership's discretion to grant any other fringe benefits to Executive.

5.   EXECUTIVE'S RIGHTS UPON TERMINATION OF SERVICE

     (a) TERMINATION WITHOUT CAUSE. If, after the Initial Term, the Company effects Executive's Termination of Service without Cause or for any reason except those specifically


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described in paragraphs 5(b) through 5(g) herein, Executive (or if Executive dies while benefits remain under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of PARAGRAPH 9 herein) shall be entitled to receive the following:

         i. Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Annual Bonus granted and previously unpaid;

         ii.  Monthly payment of Executive's Base Salary for a period of two
(2) years following the date of Termination of Service; and

         iii. Payment in one lump sum, to be delivered no later than 60 days after the end of the fiscal year in which the Executive's Termination of Service occurs, of a pro rata portion of any Annual Bonus which would have been paid to Executive but for his Termination of Service. The pro rata portion of such Annual Bonus shall be determined by multiplying such Annual Bonus by a fraction, the numerator of which is the number of days which elapsed between and including the first day of the applicable fiscal year and the date of Termination of Service and the denominator of which is 365.

     (b) FOR REASON OF CONSTRUCTIVE TERMINATION. In the event of Executive's Termination of Service for reason of a Constructive Termination, Executive (or if Executive dies while benefits remain under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of PARAGRAPH 9 herein) shall be entitled to receive the following:

         i.   Payment immediately upon Executive's Termination of Service of
(A) any previously unpaid Base Salary and any Annual Bonus earned and previously unpaid, (B) 90% of the Projected Annual Bonus (as defined below) for the Fiscal Year in which the Termination of Service occurs, and (C) 80% of the Projected Annual Bonus for the Fiscal Year immediately following the Fiscal Year in which Executive's Termination of Service occurs. For purposes of this Agreement, "PROJECTED ANNUAL BONUS" shall mean the Annual Bonus which, but for the Executive's Termination of Service, would have been earned by Executive for the Fiscal Year in question, calculated using the projected Company EBT or Newco EBT, as the case may be, reflected on the approved business plan of the Company or Newco, as the case may be;

         ii. Immediate vesting of any stock options, or other rights previously provided to Executive under any Company Long-Term Incentive Plan and of any previously unpaid portions of any Annual Bonus; and

         iii. Monthly payment of Executive's Base Salary for a period of two
(2) years following the date of Termination of Service. In the event of a Change of Control, Executive shall also be entitled to the protections outlined in PARAGRAPH 7 herein.

     Notwithstanding the foregoing, in the event of Executive's Termination of Service for reason of a Constructive Termination which is effective prior to the end of the Fiscal Year ending March 31, 2001, the first part of subparagraph (i) above shall be replaced with the following provision:

         i.   Payment immediately upon Executive's Termination of Service of
(A) any previously unpaid Base Salary and any Annual Bonus earned and previously unpaid, (B) 100%


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of the Projected Annual Bonus (as defined below) for the Fiscal Year in which the Termination of Service occurs, (C) 90% of the Projected Annual Bonus for the Fiscal Year immediately following the Fiscal Year in which Executive's Termination of Service occurs, and (D) 80% of the Projected Annual Bonus for the Fiscal Year immediately following the Fiscal Year mentioned in (C) above.

     (c) FOR REASON OF EXPIRATION OF THE TERM OF THIS AGREEMENT. In the event of Executive's Termination of Service for reason of expiration of the Term of this Agreement pursuant to PARAGRAPH 2 hereof, Executive (or if Executive dies while benefits remain due under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of PARAGRAPH 9 thereof) shall be entitled to receive the following:

         i. Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Annual Bonus granted and previously unpaid and any Annual Bonus earned by Executive;

         ii. Immediate vesting of any stock options or other rights previously provided to Executive under any Company Long-Term Incentive Plan; and

         iii. Payment of any Disability or other benefits provided to Executive by the Company in accordance with the terms and conditions of such benefits and this Agreement.

     (d) FOR REASON OF DISABILITY. In the Event of Executive's Termination of Service for reason of Disability, Executive (or if Executive dies while benefits remain due under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of PARAGRAPH 9 hereof) shall be entitled to receive the following:

         i.   Payment immediately upon Executive's Termination of Service of
(A) any previously unpaid Base Salary and any Annual Bonus earned and previously unpaid, (B) 90% of the Projected Annual Bonus for the Fiscal Year in which the Termination of Service occurs, and (C) 80% of the Projected Annual Bonus for the Fiscal Year immediately following the Fiscal Year in which Executive's Termination of Service occurs; notwithstanding the foregoing, in the event that executive's disability occurs within 60 days prior to maturity of this agreement, then employee will only be entitled to the actual annual bonus for the year in which the termination of service occurs;

         ii. Payment of any Disability or other benefits provided to Executive by the Company in accordance with the terms and conditions of such benefits and this Agreement; and

         iii. Monthly payment of Executive's Base Salary for a period of two
(2) years following the date of Termination of Service.

     Notwithstanding the foregoing, in the event of Executive's Termination of Service for reason of Disability which is effective prior to the end of the Fiscal Year ending March 31, 2001, the first part of subparagraph (i) above shall be replaced with the following provision:

         i.   Payment immediately upon Executive's Termination of Service of
(A) any previously unpaid Base Salary and any Annual Bonus earned and previously unpaid, (B) 100%


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of the Projected Annual Bonus for the Fiscal Year in which the Termination of
Service occurs, (C) 90% of the Projected Annual Bonus for the Fiscal Year immediately following the Fiscal Year in which Executive's Termination of Service occurs, and (D) 80% of the Projected Annual Bonus for the Fiscal Year immediately following the Fiscal Year mentioned in (C) above.

     (e) FOR REASON OF DEATH. In the Event of Executive's Termination of Service for reason of Death, Executive's beneficiaries as designated in accordance with the provisions of PARAGRAPH 9 hereof or Executive's estate, as applicable, shall be entitled to receive the following upon such Termination of Service:

         i.   Payment immediately upon Executive's Termination of Service of
(A) any previously unpaid Base Salary and any Annual Bonus earned and previously unpaid, (B) 90% of the Projected Annual Bonus for the Fiscal Year in which the Termination of Service occurs, and (C) 80% of the Projected Annual Bonus for the Fiscal Year immediately following the Fiscal Year in which Executive's Termination of Service occurs; notwithstanding the foregoing, in the event that executive's death occurs within 60 days prior to maturity of this agreement, then employee will only be entitled to the actual annual bonus for the year in which the termination of service occurs;

         ii. Payment of any other benefits provided by the Company in accordance with the terms and conditions of such benefits and this Agreement; and

         iii. Monthly payment of Executive's Base Salary for a period of two
(2) years following the date of Termination of Service.

         Notwithstanding the foregoing, in the event of Executive's Termination of Service for reason of Death which is effective prior to the end of the Fiscal Year ending March 31, 2001, the first part of subparagraph (i) above shall be replaced with the following provision:

         i.   Payment immediately upon Executive's Termination of Service of
(A) any previously unpaid Base Salary and any Annual Bonus earned and previously unpaid, (B) 100% of the Projected Annual Bonus for the Fiscal Year in which the Termination of Service occurs, (C) 90% of the Projected Annual Bonus for the Fiscal Year immediately following the Fiscal Year in which Executive's Termination of Service occurs, and (D) 80% of the Projected Annual Bonus for the Fiscal Year immediately following the Fiscal Year mentioned in (C) above.

     (f) FOR REASON OF VOLUNTARY RESIGNATION NOT CONSTITUTING CONSTRUCTIVE TERMINATION. In the event of Executive's Termination of Service for reason of voluntary resignation by Executive not constituting Constructive Termination, Executive shall be entitled to receive the following upon such Termination of
Service:

         i. Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and the first installment only of any Annual Bonus earned but previously unpaid for the previous fiscal year;

         ii. Performance of Company obligations with respect to Executive's exercise of any stock options or other rights previously granted to Executive under any Company Long-Term Incentive Plan provided such options or other rights have vested as of the date of the


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termination of Executive's service in accordance with any agreement between the Company and Executive covering such options or other rights;

         iii. Payment of any Disability or other benefits provided to Executive by the Company in accordance with the terms and conditions of such benefits and this Agreement.

     (g) FOR REASON OF CAUSE. In the Event of Executive's Termination of Service for reason of Cause the Company's obligations to Executive shall be limited to:

         i. Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and the first installment only of any Annual Bonus earned but previously unpaid for the previous fiscal year;

         ii. Performance of Company obligations with respect to Executive's exercise of any stock options or other rights previously granted to Executive under any Company Long-Term Incentive Plan provided such options or other rights have vested as of the date of the termination of executive's service in accordance with any agreement between the Company and Executive covering such options or other rights.

6.       MITIGATION AND OFFSET REQUIREMENTS

         Executive shall not be required to mitigate the amount of any benefit provided for in this Agreement by actively seeking alternative employment during the period in which such benefits are paid. In addition, except as provided for in PARAGRAPH 8 hereof, Executive shall not be required to offset any such benefits provided for in this Agreement by amounts earned as a result of Executive's employment or self-employment during the period in which Executive is entitled to receive such benefits.

7.       EXTENSION OF TERM UPON A CHANGE OF CONTROL

         The Term of this Agreement shall automatically be extended through the close of business twenty-four (24) months following the effective date of any Change of Control.

8.       CONFIDENTIAL INFORMATION

         Executive acknowledges that, by reason of his employment by and service to the Company, he will have access to confidential information of the Company (and its affiliates) including, without limitation, information and knowledge pertaining to products, present and future developments, techniques, programs, trade secrets, services, marketing strategies, processes, patents, copyright, trademarks, policies, contracts, personnel information, computer programs and data, improvements, methods of operation, sales and profit figures, pricing information, customer and client lists, relationships between the Company and those persons, entities and affiliates with which the Company has contracted and others who have business dealings with it and other confidential property and information of the Company and its customers (collectively, "Confidential Information"). Executive acknowledges that the Confidential Information is a valuable and unique asset of the Company and covenants that, both during and after the Term, he will not use any Confidential Information or disclose any Confidential Information to any person, firm or corporation (except as his duties as an employee


                                       9
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of the Company may require) without the prior written authorization of the
Partnership and that all such matters and properties shall be and shall remain the property of the Company and/or its customers. The obligation of imposed by this PARAGRAPH 8 shall not apply to information that appears in issued patents, that is required by governmental authorities to be disclosed, or that otherwise becomes generally known in the industry through no act of Executive in breach of this Agreement.

9.       NONSOLICITATION OF EMPLOYEES

         During and for a period of two years after the termination of his employment with the Company for any reason whatsoever, Executive shall not, on his own behalf or on behalf of any other person, partnership, association, corporation, or other entity, solicit or in any manner attempt to influence or induce any employee of the Company or its subsidiaries or affiliates (known by Executive to be such) to leave the employment of the Company or its subsidiaries or affiliates.

10.      RETURN OF COMPANY PROPERTY

         Promptly upon termination of Executive's employment by the Company for any reason or no reason, Executive or Executive's personal representative shall return to the Company (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by Executive by or on behalf of the Company, or its representatives, vendors, or customers that pertain to the business of the Company, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company. Executive shall not retain or cause to be retained any copies of the foregoing. Executive hereby agrees that all of the foregoing shall be and remain the property of the Company, and be subject at all times to its discretion and control.

11.      DESIGNATION OF BENEFICIARIES

         Executive shall have the right at any time to designate any person(s) or trust(s) as beneficiaries to whom any benefits payable under this Agreement shall be made in the event of Executive's death prior to the distribution of all benefits due Executive under this Agreement. Each beneficiary designation shall be effective only when filed in writing with the Company during Executive's lifetime. If Executive designates more than one beneficiary, distributions of cash payments shall be made in equal proportions to each beneficiary unless otherwise provided for in Executive's beneficiary designation. The filing of a new beneficiary designation shall cancel all designations previously filed. Any finalized marriage or divorce (other than common law marriage) of Executive subsequent to the date of filing a beneficiary designation shall revoke such designation unless (a) in the case of divorce, the previous spouse was not designated as beneficiary, and (b) in the case of marriage, Executive's new spouse had previously been designated as beneficiary. If Executive fails to designate a beneficiary as provided for above, or if the beneficiary designation is revoked by marriage, divorce or otherwise without execution of a new designation, or if the beneficiary designated by Executive dies prior to distribution of the benefits due Executive under this Agreement, the Partnership shall direct the distribution of any benefits due under this Agreement to Executive's estate.


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12.      SUCCESSORS

         Except as provided for in PARAGRAPH 9 above, the rights and duties of a party hereunder shall not be assignable by that party; provided, however, that this Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, and any such successor shall be deemed substituted for the Company under the terms of this Agreement. The term successor as used herein shall include any person, firm, corporation or other business entity which at any time, by merger, purchase or otherwise, acquires substantially all of the assets or business of the Company.

13.      ATTORNEYS' FEES

         (a) SUBSEQUENT TO ANY CHANGE OF CONTROL. Subsequent to any Change of Control, in any action at law or in equity brought by either party hereto to enforce any of the provisions or rights under this Agreement in which Executive is the successful party, the Company, in addition to bearing its own expenses, shall pay to Executive all costs, expenses and reasonable attorneys' fees incurred therein by Executive (including without limitation such costs, expenses and fees on any appeals), and if Executive shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

         (b) PRIOR TO ANY CHANGE OF CONTROL. Prior to any Change of Control, in any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the Court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party or parties shall recover judgment in such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

14.      ADDITIONAL REMEDIES

         Executive recognizes that irreparable injury will result to the Company and its business and properties in the event of any breach by Executive of PARAGRAPHS 8, 9 OR 10 of this Agreement. In the event of any breach of Executive's commitments pursuant to PARAGRAPH 8, 9 OR 10 the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief from a court of competent jurisdiction to restrain the violation of such commitments by Executive or by any person or persons acting for or with Executive in any capacity whatsoever.

15.      ARBITRATION

         Any disputes between Executive and the Company arising out of this Agreement or Executive's employment by the Company or the termination of his employment shall be resolved by an impartial arbitrator in Los Angeles pursuant to the Rules for Resolution of Employment Disputes of the American Arbitration Association. The arbitrator shall be selected by agreement between Executive and the Company, but if they do not agree on the selection of an arbitrator within 30 days after the date of the request for arbitration, the arbitrator shall be selected pursuant to the rules of that Association. The award rendered by the arbitrator shall be


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

conclusive and binding upon Executive and the Company. The unsuccessful party shall pay its own expenses and the expenses of the successful party for the arbitration and the fee and expenses of the arbitrator.

16.      ENTIRE AGREEMENT

         With respect to the matters specified herein, this Agreement contains the entire agreement between the Company and Executive and supersedes all prior written agreements, understandings and commitments between the Company and Executive. No amendments to this Agreement may be made except through a written document signed by the Executive and approved in writing by the Partnership.

17.      VALIDITY

         In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

18.      PARAGRAPHS AND OTHER READINGS

         Paragraphs and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

19.      NOTICE

         Any notice or demand required or permitted to be given under this Agreement shall be made in writing and shall be deemed effective upon the personal delivery thereof if delivered or, if mailed, forty-eight (48) hours after having been deposited in the United States mail, postage prepaid, and addressed, in the case of the Company, to the attention of the Partnership at the Company's then principal place of business, presently 390 Continental Boulevard, Suite 390, El Segundo, California, 90245 and in the case of Executive, to 62 Crooked Stick, Newport Beach, California 92660. Either party may change the address to which such notices are to be addressed to it by giving the other party notice in the manner herein set forth.

20.      RIGHT OF EMPLOYMENT

         Nothing stated or implied by this Agreement shall prevent the Company from terminating the Service of Executive at any time nor prevent Executive from voluntarily terminating Service at any time.

21.      WITHHOLDING TAXES AND OTHER DEDUCTIONS

         To the extent required by law, the Company shall withhold from any payments due Executive under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law or Company policy.


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

22.      APPLICABLE LAW

         To the full extent controllable by stipulation of the Company and Executive, this Amendment shall be interpreted and enforced under California law.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative(s) and Executive has affixed his signature as of the date first written above.

EXECUTIVE:


/s/ Craig A. Manchester
---------------------------------------
Craig A. Manchester


COMPANY:
WESTERN PACIFIC HOUSING DEVELOPMENT, L.P.

By: /s/ Eugene S. Rosenfeld
   ------------------------------------

Title: Chairman
      ---------------------------------























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